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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant                       [_]
Filed by a Party other than the Registrant    [X]

check the appropriate box:
[ ]   Preliminary Proxy Statement
[_]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Material Under Rule 14a-12

                                              [_]  Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e) (2)

                            COMPUTER HORIZONS CORP.
               --------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                   AQUENT LLC
   --------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required
     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1.   Title of each class of securities to which transaction applies:

     2.   Aggregate number of securities to which transaction applies:

     3. Per unit price on other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined

     4.   Proposed maximum aggregate value of transaction:

     5.   Total fee paid:

     [_]  Fee paid previously with preliminary material








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                                   AQUENT LLC

                 Supplement to Proxy Statement Dated May 2, 2003

         This Supplement dated May 2, 2003 should be read in conjunction with the Proxy Statement dated May 2, 2003 (the "Proxy Statement") of Aquent LLC ("Aquent") regarding Aquent's solicitation of proxies from shareholders of Computer Horizons Corp. in connection with the Annual Meeting of Shareholders to be held on May 14, 2003. Capitalized terms which have defined meanings in the Proxy Statement have the same meanings in this Supplement as they have in the Proxy Statement.

         The first two paragraphs on page 2 should read as follows:

         Please know that we did not desire to file proxy materials and seek to take action at the Annual Meeting. On April 3, 3003, we attempted, through an intermediary who contacted William J. Murphy, Computer Horizons' current chief executive officer, to arrange a meeting with Thomas J. Berry, the chairman of the board of the Company. Mr. John J. Cassese, who had resigned as a director and was at the time on administrative leave (and has since resigned) from his former role as chief executive officer following his recent indictment on insider trading charges involving a company unrelated to the Company, responded in a telephone call with Mr. Murphy on the line. Neither Mr. Berry nor Mr. Murphy nor Mr. Cassese was then aware that Aquent was prepared to present a $5.00 per share cash proposal. Mr. Cassese made it clear that he had no interest in receiving or considering our proposal. During the call, Mr. Murphy did not express any interest in meeting with Aquent. The Company has subsequently stated publicly that as of April 3, 2003, the Company had already made a decision, as part of a long-term business strategy, that it would be moving away from the IT staffing segment of the business. After Mr. Murphy consulted with Mr. Berry, they "concluded that there would be no point in discussing a business combination with Aquent" and that Mr. Cassese "concurred in the Company's view that there would be no purpose in meeting with Aquent as the Company was not interested in a business combination with Aquent."

         The $5.00 per share offer was disclosed for the first time to the Company in Aquent's April 14, 2003 press release. On April 15, 2003, the Company responded to Aquent's offer by issuing a press release which stated that the Company's Board of Directors would evaluate the proposal with its advisors and would respond to the proposal following its review. Recognizing the opportunity afforded by the upcoming Annual Meeting to hold Computer Horizons' directors and management team accountable, we felt it was imperative to appeal to the shareholders to take action at the Annual Meeting. Otherwise, we would risk unacceptable delay of one year before our proposal, or a similar proposal, could be put before you - the true owners of Computer Horizons - at a time when you could send an appropriate message to the Board.




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         The first paragraph under the caption "PRIOR CONTACTS BETWEEN AQUENT
AND THE COMPANY" on page 6 should read as follows:

         In March 2003 Aquent developed a proposal involving the possible acquisition of the Company by Aquent, based on publicly available information about the Company and without having any contacts with the Company. Aquent then asked Robert W. Baird & Co. Incorporated ("Baird"), an investment banking firm which had performed services for the Company in the past, to contact the Company to see whether a meeting could be arranged between Aquent and Thomas J. Berry, the Company's chairman of the board, so that its proposal could be presented in person. On April 3, 2003, Baird contacted William J. Murphy, the Company's president and chief executive officer, and made the request. Later that day, Baird received a call from Mr. Murphy and John J. Cassese, the Company's former chief executive officer who on March 13, 2003 had resigned as a director of the Company and took a leave of absence (and has since resigned) as president and chief executive officer following his indictment by the Department of Justice on charges of insider trading involving a company unrelated to the Company. Neither Mr. Berry nor Mr. Murphy nor Mr. Cassese was then aware that Aquent was prepared to present a $5.00 per share cash proposal. Mr. Cassese made it clear that he had no interest in receiving or considering our proposal. During the call, Mr. Murphy did not express any interest in meeting with Aquent. The Company has subsequently stated publicly (in a complaint filed on April 29, 2003 which is described later in this section) that as of April 3, 2003, the Company had already made a decision, as part of a long-term business strategy, that it would be moving away from the IT staffing segment of the business. After Mr. Murphy consulted with Mr. Berry, they "concluded that there would be no point in discussing a business combination with Aquent" and that Mr. Cassese "concurred in the Company's view that there would be no purpose in meeting with Aquent as the Company was not interested in a business combination with Aquent."

         The fifth and sixth paragraphs under the same caption on page 6 should read as follows:

         On the same day, April 29, the Company filed a complaint against Aquent in United States District Court for the District of New Jersey alleging that Aquent had made false and misleading statements in its preliminary proxy statements and in press releases. The Company sought an order requiring Aquent to file corrective proxy materials and press releases, voiding any votes or proxies obtained by Aquent and enjoining Aquent from voting its shares, acquiring additional shares, making a tender offer or otherwise attempting to acquire control of the Company until a period of time to be determined by the Court after such disclosures are made.

         A hearing was held the same afternoon, and the court's decision resulted in the amending of this proxy statement. Aquent has vigorously defended against the lawsuit. Aquent does not believe that it has made any false or misleading statements.




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In connection with Computer Horizons' upcoming Annual Meeting, Aquent plans to file a proxy statement with the Securities and Exchange Commission (SEC). COMPUTER HORIZONS SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT
IS AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION. Shareholders may obtain a free copy of the proxy statement and other material (when available) and any other documents that may be filed by Aquent with the SEC in connection with the Annual Meeting at the SEC's web site at www.sec.gov. Computer Horizons shareholders may also obtain free copies of the proxy statement and other documents filed by Aquent in connection with the annual meeting, including information about the identity of the participants in the solicitation (who may be deemed to include, in addition to Aquent LLC, Aquent Inc., Aquent's nominees Robert A. Trevisani and Karl E. Meyer, and Aquent's directors and executive officers John H. Chuang, Steven M. Kapner, Mia Wenjen and Nunzio Domilici) and a description of their direct and indirect interests, by security holdings or otherwise, by directing a request to: Aquent LLC, 711 Boylston Street, Boston, Massachusetts 02116, Attn: Steven M. Kapner, phone: (617) 535-5000, email: skapner@aquent.com.

SAFE HARBOR STATEMENT

Certain statements contained herein regarding matters that are not historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby, including due to risk factors listed from time to time in Computer Horizons' reports and filings with the Securities and Exchange Commission.